
                           DATA SYSTEMS NETWORK CORPORATION
                           COMPUTATION OF EARNINGS PER SHARE

                   Nine Month                          Nine Month
        Period ended September 30, 1996     Period ended September 30, 1995
      ------------------------------------ ----------------------------------
                            Primary           		Primary     Fully Diluted
                          ------------        	---------    -------------
Number of
Shares Weighted
average of
shares issued              2,895,885        	 	2,970,000     2,970,000

Less shares
held in escrow              (300,000)           (300,000)
                           ----------   		   ------------    -----------
Weighted average
shares
outstanding                 2,595,885        		2,670,000     2,970,000

Earnings(loss):
Earnings(loss) before
extraordinary item from gain
on extinguishment of debt     $(70,563)         $107,108      $107,108

Extraordinary loss           $(164,666)

Extraordinary gain            $ 75,494
                           ------------       ----------       --------
Net earnings(loss)           $(159,735)         $107,108       $107,108

Earnings(loss) per share         $(.06)            $0.04          $0.04
                               ========          =======       ========